Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT 2 TO DEVELOPMENT COLLABORATION AGREEMENT

THIS AMENDMENT IS MADE ON October 3, 2023 AND ENTERED INTO BY AND BETWEEN:

1.	LIXTE BIOTECHNOLOGY HOLDINGS, INC. (“Lixte”), with its office and place of business at 680 E Colorado Blvd., Suite 180, Pasadena, CA 91101 and

2.	STICHTING HET NEDERLANDS KANKER INSTITUUT – ANTONI VAN LEEUWENHOEK ZIEKENHUIS, a foundation incorporated under the laws of The Netherlands, with its registered office at Plesmanlaan 121, 1066 CX Amsterdam (“NKI-AVL” or “Institution”) and

3.	STICHTING ONCODE INSTITUTE, a foundation incorporated under the laws of The Netherlands, with its registered office at Jaarbeursplein 6, 3521AL, Utrecht, and registered with the chamber of commerce with number 69303010 (“Oncode”).

Each of Lixte, NKI-AVL and Oncode are referred to as a “Party” and together as, the “Parties.” each a “Party” and together the “Parties”.

WHEREAS

1.	Parties have entered into a Development Collaboration Agreement with effective date of 8 October 2021 (the “Agreement”);

2.	Parties wish to amend the Agreement by adding language to cover an extension of the Study, as set forth in this amendment (the “Amendment”);

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1	In Section 9, the ‘third anniversary’ as a termination date shall be replaced by ‘fifth anniversary’.

2	The Exhibit A shall be amended with the following additional research activities and budget and shall read as follows:

EXHIBIT A

THE STUDY

It is proposed to focus the research collaboration on 5 topics, as described below.

1. Further study of drug synergies of LB-100 in different cancers.

Our data indicate that LB-100 shows strong synergy with specific stress-targeted drugs. In colon cancer, the best synergy was seen with the WEE1 inhibitor adavosertib. It is well possible that in other cancer types the optimal synergy will be with perturbation of other stress response pathways. We will test one additional rare cancer type: cholangiocarcinoma for the stress-targeted drugs that show the best synergy with LB-100. Such studies may reveal novel potent drug combinations in a rare cancer type for which Lixte could apply for an orphan drug designation, which could provide certain regulatory incentives to Lixte.

2. Further studies on understanding synergy between LB-100 and checkpoint immunotherapies.

There is ample data in the literature that LB-100 shows synergy with immune checkpoint therapies in pre-clinical models. Our own contribution to this is the finding that LB-100 massively perturbs proper mRNA splicing, which could be a source of cancer neo-antigens. We will study this in more detail in the next period. We will perform immunopeptidomic analyses, in which we ask whether specific neo-antigens are presented by the MHC class I antigens of tumor cells following exposure to LB-100. We will then search for the same neo-antigens in LB-100 treated patient samples of the LB-100 trials we plan to initiate at NKI in the coming two years (see point 5 below).

3. Testing of novel PP2A inhibitory compounds for potency in vitro and in vivo.

Lixte has access to novel PP2A inhibitory compounds through a collaboration with Biopharmaworks. So far, NKI has received two compounds from this collaboration (compounds 1 and 2). We will test these compounds in vitro and in vivo in different models to assess their utility as PP2A inhibitory drugs in comparison to LB-100.

4. Identification of biomarkers of response to LB-100 ([_____] studies).

A genome-scale CRISPR screen has identified [_____] as a gene whose knockout confers resistance to LB-100. Our initial data indicate that [_____] is a hydrolase required for the conversion of LB-100 in the active drug endothall. We will study in detail whether [_____] can convert LB-100 into endothall in vitro and study how the [_____] enzyme catalyzes this reaction. Since [_____] has variable expression in cancers, [_____] is a potential biomarker of response to LB-100 in the clinic. We will measure [_____] protein levels in the NKI clinical studies with LB-100 (see below) to address this.

5. Translational studies on patient material derived from upcoming clinical trials at NKI testing combinations of LB-100 with PDL1 or ZN-C3.

Our pre-clinical studies have identified several new aspects of LB-100 biology, including misregulation of mRNA splicing, generation of neo-antigens and a form of acquired drug resistance associated with reduced levels of tumor aneuploidy. Moreover, our data indicate that [_____] can be a potential biomarker of response to LB-100 (combination) therapies.

The potential performance of two clinical trials at NKI, combining LB-100 with either PDL1 or ZN-C3 provides an opportunity to ask if these aspects of LB-100 biology are also seen in patient tumor samples during LB-100 therapy.

2

To address this, we will use biopsies from patients in NKI trials before and during LB-100 therapy for several translational studies.

1.	We will perform RNAseq on RNA isolated from tumor biopasies before therapy and on treatment to ask if mRNA missplicing is also induced in patients.
2.	If we see evidence for missplicing, we will perform immunopeptidomic analyses to ask if neo-antigens are presented by the MHC class I antigens on the tumor cells during LB-100 treatment.
3.	We will perform low coverage Next Generation Sequencing to assess changes in aneuploidy during LB-100 treatment.
4.	We will measure protein levels of [_____] using immunohistochemistry to ask if tumors with low [_____] are less responsive to LB-100 based therapies.

Budget:

Duration of the extension of the Study is two (2) years and starts at October 3, 2023.

Annual project cost of €250.000, which includes salary cost, consumable costs, infrastructure support and overhead. This amount shall be invoiced at the start of each year of the extended Study.

3	The Parties agree that the terms of this Amendment are intended to be supplemental to the terms of the Agreement. Except as specifically set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect and shall apply to this Amendment as well. Capitalized terms used but not defined in this Amendment shall have the respective meaning defined in the Agreement.

4	This Amendment shall enter into force on the date of the last signature to this Amendment.

-signature page follows-

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IN WITNESS WHEREOF the Parties have caused this Amendment to be executed by their duly authorised representatives.

LIXTE BIOTECHNOLOGY HOLDINGS, INC	STICHTING HET NEDERLANDS KANKER INSTITUUT – ANTONI VAN LEEUWENHOEK ZIEKENHUIS

Name(s):	Name:
Title(s):	Date:
Date(s):	Title:
Signature(s):	Signature:

Stichting Oncode Institute

Name:
Title:
Date:
Signature:

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